UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 2, 2018

HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 2, 2018, Highpower International, Inc. (the “Company”) announced the receipt of a non-binding proposal from Mr. Dang Yu (George) Pan, Chairman and Chief Executive Officer of the Company to acquire certain outstanding shares of the common stock of the Company, at a cash purchase price of $4.80 per share. In the proposed potential transaction, Mr. Pan would acquire all of the outstanding shares of common stock of the Company not currently owned, directly or indirectly, by him through a merger of the Company with a newly formed acquisition vehicle that Mr. Pan would control. The Board intends to form a special committee consisting of independent directors to consider this proposal.

Mr. Pan’s proposal letter states that he intends to finance the proposed transaction with debt or equity capital. Furthermore, the proposal letter specifies that Mr. Pan’s proposal constitutes only a preliminary indication of their interest, and is subject to negotiation and execution of definitive agreements relating to the proposed transaction.

The Board cautions the Company’s stockholders and others considering trading in its securities that the Board just received the non-binding proposal letter from Mr. Pan and no decisions have been made with respect to the Company’s response to the proposal. There can be no assurance that any definitive offer will be made by Mr. Pan or any other person, that any definitive agreement will be executed relating to the proposed transaction, or that the proposed transaction or any other transaction will be approved or consummated.

The letter containing the proposal that was received from Mr. Pan and the Company’s press release are attached to this report as Exhibit 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Proposal Letter, dated June 2, 2018, to the Board of Directors of the Company
99.2	Press Release dated June 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2018	Highpower International, Inc.

	/s/	Shengbin (Sunny) Pan
	By:	Shengbin (Sunny) Pan
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Proposal Letter, dated June 2, 2018, to the Board of Directors of the Company
99.2	Press Release dated June 4, 2018